CONFIRMING STATEMENT






I, Timothy D. Ellis.,
hereby
authorize and designate Kathryn E. Burns, Vice President, Director of
Finance of Monroe Bank, to sign Securities and Exchange Commission
Form 3,
Form 4 and Form 5 on my behalf. This authorization shall be in effect until December 31, 2010.



Signed:


/s/
Timothy D.
Ellis				12/11/2005
Timothy D. Ellis
Director					Date

Monroe
Bancorp